EXHIBIT 32.2

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 I hereby certify that:

        I have reviewed the Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

        To the best of my knowledge this Quarterly Report on Form 10-Q (i) fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (15 U.S.C. 78m (a) or 78o (d)); and, (ii) the information contained in this Report fairly present, in all material respects, the financial condition and results of operations of Exousia Advanced Materials, Inc. and its subsidiaries during the period covered by this report.

Dated: May 24, 2010

By:/s/ Robert Roddie
Name: Robert Roddie
Title: Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Exousia Advanced Materials, Inc. and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.